SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2004

BRE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-14306	94-1722214
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

44 Montgomery Street, 36th Floor, San Francisco, CA 94104-4809

(Address of principal executive offices, including zip code)

415-445-6530

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5: Other Events and Regulation FD Disclosure.

On March 26, 2004, BRE expanded its secured credit facility with Fannie Mae and borrowed an additional $40,000,000 under the credit facility. The total commitment under the credit facility is currently $140,000,000. The facility expansion is secured by BRE’s contribution of four additional multifamily properties to its wholly-owned subsidiary, BRE-FMCF, LLC, in its capacity as the borrower under the credit facility. The First Amendment to the Master Credit Facility Agreement is filed as exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this report.

Item 7: Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

The following exhibits are filed with this Form 8-K:

10.1	First Amendment to Master Credit Facility Agreement dated as of May 2, 2003, made as of March 25, 2004, by and between BRE-FMCF, LLC and Prudential Multifamily Mortgage, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2004	By:	/s/ Edward F. Lange, Jr.
Edward F. Lange, Jr.
Executive Vice President, Chief Financial Officer and Secretary

Exhibit Index

10.1	First Amendment to Master Credit Facility Agreement dated as of May 2, 2003, made as of March 25, 2004, by and between BRE-FMCF, LLC and Prudential Multifamily Mortgage, Inc.